Page 1 of 40 Execution Copy SETTLEMENT, PATENT LICENSE, AND RELEASE AGREEMENT This Settlement, Patent License and Release Agreement (this “Agreement”) is made and effective as of the last date signed by the below signatories (the “Effective Date”) by, between and among: (1) DISH DBS Corporation, a corporation organized and existing under the laws of the State of Colorado and having a principal place of business at 9601 S. Meridian Blvd., Englewood, Colorado 80112 (“DDBS”), Sling TV L.L.C., a limited liability company organized and existing under the laws of the State of Colorado and having a principal place of business at 9601 S. Meridian Blvd., Englewood, Colorado 80112 (“Sling”), and DISH Technologies L.L.C., a limited liability company organized and existing under the laws of the State of Colorado and having a principal place of business at 9601 S. Meridian Blvd., Englewood, Colorado 80112 (“DISH,” and together with DDBS and Sling, collectively, the “Licensors”), on the one hand, and (2) Peloton Interactive, Inc., a company organized under the laws of Delaware and having a place of business at 441 Ninth Avenue, 6th Floor, New York, NY 10001 (“Peloton” or “Licensee”), on the other hand. The Licensors and Licensee are sometimes referred to herein as a “Party” and together as the “Parties.” RECITALS WHEREAS, DISH owns by valid assignment the entire right, title, and interest in and to a portfolio of United States and foreign patents and patent applications relating to adaptive bit rate streaming (collectively, the “ABR Patents,” as defined below); WHEREAS, Sling is the exclusive licensee with the right to sublicense the ABR Patents; WHEREAS, the United States International Trade Commission (“ITC”) instituted Investigation No. 337-TA-1265 against Peloton on May 19, 2021 (the “Investigation”); WHEREAS, DISH and Sling filed a complaint for patent infringement against Peloton in the U.S. District Court for the Eastern District of Texas, Case No. 2:21-cv- 00132, on April 13, 2021 (the “Texas Case”) (referred to with the Investigation collectively as the “Lawsuits”); and WHEREAS, the Parties now desire to settle the Lawsuits and enter into this Agreement in order to provide for (a) a full, final, complete, and global settlement of the Lawsuits, and (b) worldwide freedom to operate and complete peace for Licensee, its predecessors, predecessor owners of all products and services, its divested businesses, and their past, present, and future customers and supply chain participants with respect to Peloton Licensed Products and Services (as defined below), in all cases on, before, and after the Effective Date and in each case (items (a) and (b)) on the terms and conditions set forth herein. [****] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential. A copy of omitted information will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished. Exhibit 10.19

Page 2 of 40 AGREEMENT NOW THEREFORE, in consideration of the foregoing and the covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows: Article 1. DEFINITIONS Section 1.01 “ABR Patent(s)” means (a) the patents and patent applications listed in Schedule A, (b) any and all patents and patent applications relating to or claiming any aspect of Adaptive Bitrate Streaming (i) that are owned by Licensors or any of their Affiliates at any time or (ii) under which Licensors or any of their Affiliates at any time have the contractual right to license to third parties; and (c) any and all related parent and child patents or applications of the foregoing in clauses (a) and (b), including any and all reissue patents, reexamination certificates, continuations, continuations-in-part, divisionals and/or foreign counterparts already in existence or that come into existence in the future claiming priority to any of the foregoing patents or their underlying applications. Section 1.02 “ABR Patent License” has the meaning set forth in Section 2.01. Section 1.03 “Accused Products” means the products and services of the Licensee and its Affiliates that have been (a) accused or identified by the Licensors in the Lawsuits or any related proceedings including before CBP, and/or (b) the subject of any exclusion order, cease and desist order, consent order, seizure and forfeiture order or other order, notice, or determination issued by the ITC in connection with the Investigation, including (i) any component, module or portion of the foregoing in clauses (a) and (b) whether made by or for Licensee or sourced by Licensee from third parties; and (ii) any natural growth or evolution of the foregoing in clauses (a) and (b), in each case whether or not they are rebranded. Section 1.04 “Adaptive Bitrate Streaming” has the same meaning in this Agreement as the meaning ascribed to the term in the Commission Opinion, In the Matter of Certain Fitness Devices, Streaming Components Thereof, and Systems Containing Same, March 23, 2023 (ITC Inv. No. 337-TA-1265), pages 8-10. Section 1.05 “Affiliate(s)” means any Person that, directly or indirectly through one or more intermediaries, now or in the future, Controls, is Controlling, is Controlled by or under common Control with another Person; provided that, as to common Control, DDBS’s, Sling’s and DISH’s Affiliates shall not include EchoStar Corporation or any of its direct or indirect subsidiaries. Section 1.06 “Agreement” has the meaning set forth in the introduction. Section 1.07 “Assert,” “Asserted,” and “Assertion” mean to commence or prosecute a Claim, whether in the United States or abroad, or to threaten in writing to do so. Section 1.08 “Claims” means any and all manner of actions, causes of action, claims, compensation, controversies, costs, damages, debts, demands, expenses, liens, liabilities, losses, investigations, rights or suits, including claims or suits for contribution and/or indemnity, of every kind, nature or description whatsoever, whether foreseen or unforeseen, known or unknown, fixed or contingent, asserted or un-asserted, direct or

Page 3 of 40 indirect, liquidated or un-liquidated, at law or in equity. Section 1.09 “Content” means any and all past, present, and future electronic media, text, graphics, images, music, audio, video, software, data compilations, works of authorship and any other form of data, media, or information, including Third Party Content. Section 1.10 “Control,” “Controlled,” or “Controlling” means (a) when used with respect to any patent application or any patent, possession of the right, whether directly or indirectly through multiple tiers, and whether by ownership, license, contract or otherwise, to assign, or grant a license, covenant not to sue, sublicense or other right to or under such patent application or patent; and (b) when used with respect to any Person, the ability to direct the management and/or policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and shall without limitation be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election of directors of such Person. Section 1.11 “CBP” means U.S. Customs and Border Protection. Section 1.12 “DDBS” has the meaning set forth in the introduction. Section 1.13 “Development-Supply Chain” means the business operations, hardware, software or systems involved in (a) moving the Peloton Licensed Products and Services from development to a commercial product or service that is sold, rented, licensed or otherwise Transferred to End Users; and (b) supporting, maintaining, hosting and providing other ongoing services for such Peloton Licensed Products and Services. Section 1.14 “DISH” has the meaning set forth in the introduction Section 1.15 “Effective Date” has the meaning set forth in the introduction. Section 1.16 “End User” has the meaning set forth in Section 2.01(b). Section 1.17 “Existing DISH Patent” means any patent now or hereafter owned or Controlled by a Licensor or any other Licensor Group Party that has any application filing date or priority date that is before the Effective Date. Section 1.18 “Existing DISH Products and Services” means the satellite television, internet protocol television, internet service provider, live television streaming, and app- based television streaming and related products and services, in each case, that are offered by the Licensors as of the Effective Date; provided, however, that the term “Existing DISH Products and Services” shall not include any product or service in the Fitness Field of Use. Section 1.19 “Fitness Field of Use” means the development, manufacture, sale, distribution, marketing, promotion, licensing, or provision of products, services, or technologies, whether tangible or intangible, related to or encompassing the exercise, physical fitness, diet and nutrition, meditation, and health and wellness industries, including exercise equipment, digital and physical fitness Content, personal training, group or individual fitness classes, fitness applications, fitness VR and AR software and services, fitness websites, fitness games, fitness tracking and goal-setting, strength products, personalized workout plans, wearables, related accessories, and other fitness-related activities and instrumentalities.

Page 4 of 40 Section 1.20 “Investigation” has the meaning set forth in the Recitals. Section 1.21 “Licensors” has the meaning set forth in the introduction. Section 1.22 “Licensor Group Party” means (a) each Licensor and each of their respective Affiliates; (b) the predecessors, successors, assigns of the foregoing in clause (a); and (c) any Transferee of a patent application or patent that is subject to the licenses and/or covenants not to sue granted in this Agreement. Section 1.23 “Licensee” has the meaning set forth in the introduction. Section 1.24 “Licensee Group Party” means (a) Licensee and its Affiliates and its and their respective predecessors; (b) the respective officers, directors, managers, members, employees, agents, experts, representatives, consultants and attorneys of the foregoing in clause (a), solely in their capacities as such; (c) the Supply Chain Entities , solely in their capacities as such; (d) the End Users, solely in their capacities as such. Section 1.25 “Non-Party(ies)” means any Person other than the Parties to this Agreement and their Affiliates. Section 1.26 “Party(ies)” has the meaning set forth in the introduction. Section 1.27 “Peloton Licensed Products and Services” means: (a) the Accused Products; and (b) products, services, Content, applications, and other technology (and in each case any component, module or portion thereof, and in each case whether previously existing, now existing, or hereafter developed) of Licensee or any other Licensee Group Party. Section 1.28 “Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, including any Party. Section 1.29 “Settlement Payment” has the meaning set forth in Section 4.01. Section 1.30 “Sling” has the meaning set forth in the introduction. Section 1.31 “Supply Chain Entities” has the meaning set forth in Section 2.01(b). Section 1.32 “Term” has the meaning set forth in Section 6.01. Section 1.33 “Texas Case” has the meaning set forth in the Recitals. Section 1.34 “Third Party Content” means any and all past, present, and future electronic media, text, graphics, images, music, audio, video, software, data compilations, works of authorship and any other form of data, media, or information that is provided by any Non-Party. Section 1.35 “Transfer” means to sell, assign, convey, transfer, encumber or otherwise dispose of, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively. Article 2. GRANT OF RIGHTS

Page 5 of 40 Section 2.01 ABR Patent License. (a) Subject to receipt by Sling of the Settlement Payment and during the Term, Licensors, for themselves and for their respective Affiliates and successors, hereby grant to Licensee and its Affiliates an irrevocable (except as provided in Section 6.03), worldwide, non-exclusive, non-sublicensable license under all of the ABR Patents to make, have made, use, have used, offer for sale, have offered for sale, sell, have sold, import and have imported, lease or have leased, perform and have performed and otherwise fully develop, market, distribute, support, maintain and commercialize the Peloton Licensed Products and Services (previously existing, now existing, or hereafter developed, or divested) in all fields of use. (b) Subject to receipt by Sling of the Settlement Payment and during the Term, Licensors, for themselves and for their respective Affiliates and successors, hereby grant to: (i) any and all past, present, and future vendors, suppliers, manufacturers, developers, distributors, resellers, contractors, partners, hosts, and other third parties solely in their capacities as participants in the Development-Supply Chain for Peloton Licensed Products and Services (the foregoing, collectively, the “Supply Chain Entities”), and (ii) any and all past, present, and future Person(s) who receive one or more of the Peloton Licensed Products and Services directly or indirectly from Licensee, any of its Affiliates or its or their respective resellers or distributors, solely in their capacities as such (“End Users”), an irrevocable (except as provided in Section 6.03), worldwide, non-exclusive, non- sublicensable license under all of the ABR Patents to: (A) in the case of the Supply Chain Entities, to carry out all or part of the activities set forth in Section 2.01(a) solely in their capacities as participants in the Development-Supply Chain for and in connection with the Peloton Licensed Products and Services for use, sale, offer for sale, import or other exploitation by or for the Licensee or its Affiliates pursuant to the terms of this Agreement; and (b) in the case of End Users, to carry out all or part of the activities set forth in Section 2.01(a) solely in their capacities as customers, subscribers or other users of the Peloton Licensed Products and Services. (c) The licenses granted in this Section 2.01 (“ABR Patent License”) shall be royalty- free and fully-paid up on Licensors’ receipt of the Settlement Payment. The grant of the ABR Patent License is, with respect to each patent and patent application constituting the ABR Patents, retroactive to the filing date of such patent or patent application. The Content that is created by or for Licensee or its Affiliates is licensed under the ABR Patent License and covered by the releases and covenants not to sue herein for use on any device or hardware. The Third Party Content that is streamed or provided to End Users of the Peloton Licensed Products and Services is licensed under the ABR Patent License and covered by the releases and covenants not to sue herein, but only when such Third Party Content is accessed by or streamed on Peloton Licensed Products and Services. Section 2.02 No Other Rights. Each Party acknowledges that, under this Agreement, each Party is granting and receiving only those rights, releases, licenses and covenants

Page 6 of 40 expressly set out in this Agreement and no other rights, releases, licenses or covenants are conferred by implication, estoppel or otherwise. The Parties understand and acknowledge that the ABR Patent License is intended to cover only Peloton Licensed Products and Services of the Licensee and the other Licensee Group Parties and is not intended to cover manufacturing activities that Licensee or its Affiliates may undertake on behalf of third parties for the purpose of obtaining rights under any ABR Patent (i.e., prohibited patent laundering activities). Neither Licensee nor any of its Affiliates shall have any obligation to exercise, utilize, or exploit any license granted to it under this Agreement. Section 2.03 No Attribution of Settlement Payment. Nothing in this Agreement shall be construed as attributing any payment (or part of any payment) to any particular ABR Patent or family thereof. Section 2.04 No Admission of Liability. Notwithstanding anything in this Agreement to the contrary, the Licensors, for themselves and for the Licensor Group Parties, acknowledge and agree that (a) this Agreement sets forth a compromise and settlement of the Lawsuits for the purpose of avoiding the costs, disruptions, and uncertainties associated with further litigation; (b) such compromise and settlement does not constitute a ruling on the merits, an admission as to any issue of fact or principle at law or an admission of liability of Licensee or any Licensee Group Party and any and all such admission of liability is expressly denied by Licensee and its Affiliates; and (c) the Licensee and its Affiliates specifically disclaim and deny any liability concerning any infringement of the ABR Patents or the validity, patentability or enforceability of any ABR Patent. Article 3. DISMISSAL OF THE LAWSUITS Section 3.01 Termination of the Investigation. (a) Within one (1) business day following the Effective Date, Licensors shall file a motion, in the form attached hereto as Exhibit A, with the ITC seeking a stay of all proceedings before the ITC and including a request that the ITC suspend enforcement of the ITC’s limited exclusion order and cease and desist order directed to Licensee and/or any other Licensee Group Party, as well as a request for expedited consideration of the motion, in anticipation of termination of the Investigation by way of settlement pursuant to 19 C.F.R. § 210.21(b). (b) Within one (1) business day following the Effective Date, the parties to the Investigation shall jointly and in writing inform the Exclusion Order Enforcement Branch of CBP that the Parties have settled all disputes and request that CBP allow all Peloton Licensed Products and Services to enter the United States for consumption pursuant to the licenses provided by this Agreement. To the extent CBP has detained any Accused Products or Peloton Licensed Products and Services as of the Effective Date or detains any Peloton Licensed Products and Services thereafter, Licensor will use commercially reasonable efforts to ensure that CBP releases such detained Peloton Licensed Products and Services without further delay, on grounds that all Peloton Licensed Products and Services are now authorized for importation and sale after importation as a result of this Agreement. (c) If the Effective Date occurs before the issuance of a ruling letter or any other final disposition of Licensee’s requested ruling from CBP that certain redesigned versions of its

Page 7 of 40 products and services do not infringe the ABR Patents, Licensee will use its commercially reasonable efforts to (i) withdraw such requested ruling, and (ii) ensure that all correspondence, documents, and exhibits submitted in connection with the request are retained by CBP in confidence and not made part of the public record, in each case pursuant to 19 C.F.R. § 177.6. For the avoidance of doubt, the redesigned products and services of Licensee and its Affiliates that are the subject of Licensee’s requested ruling from CBP and any products Licensor has argued to CBP should be subject to exclusion shall be deemed “Peloton Licensed Products and Services” for purposes of this Agreement. (d) Licensors shall file a petition with the ITC to rescind the Limited Exclusion Order and Cease and Desist Orders issued by the ITC on March 8, 2023 in the Investigation pursuant to 19 U.S.C. § 1337(k) and 19 C.F.R. § 210.76(a), and a motion to terminate the Investigation with the ITC pursuant to 19 C.F.R. § 210.21(b), no later than two (2) business days following the Effective Date in the forms attached hereto as Exhibit B and Exhibit C, respectively. Section 3.02 Dismissal of the Texas Case. DISH and Sling shall file a motion to stay all deadlines and notice of settlement and a proposed order, and a proposed order and notice of voluntary dismissal to dismiss plaintiffs’ claims with prejudice including a provision providing that each party will bear its own attorney’s fees and costs, in the Texas Case no later than two (2) business days following the Effective Date using the forms attached as Exhibit D-1 and Exhibit D-2. Article 4. PAYMENT, RELEASES AND COVENANTS Section 4.01 Payment Amount. In consideration of the releases, licenses, covenants, rights granted and obligations excused by Licensors and their Affiliates in this Agreement, and without admission of infringement or the validity of any patent or other intellectual property right, Licensee will pay to Sling on behalf of all Licensors the total sum of seventy-five million U.S. dollars (US $75,000,000.00) (the “Settlement Payment”), with payment being made on or before the date that is five (5) business days after the Effective Date. Section 4.02 Payment Terms. The Settlement Payment shall be made either by check payable to “Sling TV L.L.C.” and delivered to Sling at 9601 S. Meridian Boulevard, Englewood, CO 80112 or via wire transfer to the account of Sling in the United States as follows: Account number: [****] Active ACH Blocks/Filters on file Routing number ACH/EFT Routing number DOM. WIRES SWIFT Code INTL WIRES Account Name: Account Address: [****] [****] [****] [****] [****] [****] Section 4.03 Expenses. The Parties shall each pay their own fees and expenses, including court costs, legal fees and expert fees, incurred in the prosecution and defense of the Lawsuits and incurred in the negotiation, preparation and execution of this Agreement. Without limitation of the foregoing, each Party irrevocably waives its right to claim

Page 8 of 40 attorneys’ fees as prevailing party or otherwise in the Lawsuits under 35 U.S.C. §285. Licensee shall have no responsibility or liability for the distribution of the Settlement Payment among the Licensors or their attorneys, or with respect to any Person claiming any part of such Settlement Payment, and the Licensors shall indemnify, defend and hold Licensee harmless from any Claim from any Person purporting to have an interest in the Settlement Payment. Section 4.04 Releases. (a) Licensors, on behalf of themselves and each of the other Licensor Group Parties, do hereby absolutely, unconditionally and irrevocably release and forever discharge worldwide the Licensee and the other Licensee Group Parties from any and all Claims that Licensors or any other Licensor Group Party may have had from the beginning of time or may now have against them up to and as of the Effective Date based on, arising out of or relating to: (i) the Peloton Licensed Products and Services, (ii) the Claims made, Asserted or brought in the Lawsuits, (iii) the subject matter of the Lawsuits and the facts described therein; and/or (iv) misappropriation or infringement of any and all patents owned or Controlled by Licensors or any Licensor Group Party worldwide, including the ABR Patents. Nothing in this Section 4.04(a) or Section 4.04(c) shall operate to release or discharge any Claim arising or accruing after the Effective Date, including any Claim for breach of this Agreement. (b) Licensee, on behalf of itself and each of its Affiliates, does hereby absolutely, unconditionally and irrevocably release and forever discharge worldwide the Licensors and their Affiliates from any and all Claims that Licensee or its Affiliates may have had from the beginning of time or may now have against them up to and as of the Effective Date based on, arising out of or relating to: (i) the Claims made, Asserted or brought by the Licensee in the Lawsuits, and/or (ii) misappropriation or infringement of any and all patents owned or Controlled by Licensee or any of its Affiliates worldwide. Nothing in this Section 4.04(b) or Section 4.04(c) shall operate to release or discharge any Claim (A) arising or accruing after the Effective Date, including any Claim for breach of this Agreement, or (B) that relates to the infringement, validity, patentability or enforceability of any ABR Patent. (c) Section 1542 of the California Civil Code. Each of the releases set forth in Section 4.04(a) constitutes, for purposes of each released Claim, a waiver of any and all provisions, rights, and benefits conferred by any law, including United States federal law, the law of any state or territory of the United States, and principles, rules, or decisions of common law or equity, that in any way limit the extent of the released Claims as set forth above, including Section 1542 of the California Civil Code (to the extent it applies to the Lawsuits), which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Section 4.05 Covenants Not to Sue. (a) Licensors, on behalf of themselves and each of the other Licensor Group

Page 9 of 40 Parties, hereby covenant not to sue Licensee or any other Licensee Group Party anywhere in the world during the Term and thereafter for infringement of any Existing DISH Patent or unfair practices in import trade under 19 U.S.C. § 1337 and related authority, in each case for all of the Accused Products, whether the Accused Products existed before, on, or after the Effective Date. (b) Licensors, on behalf of themselves and each of the other Licensor Group Parties, hereby covenant not to sue Licensee or any other Licensee Group Party anywhere in the world during the period beginning on the Effective Date and ending on April 30, 2028 for infringement of any patent (now or hereafter owned or Controlled by a Licensor or any other Licensor Group Party), unfair practices in import trade under 19 U.S.C. § 1337 and related authority, or any other patent infringement in each case for all of the Peloton Licensed Products and Services in the Fitness Field of Use, whether such Peloton Licensed Products and Services existed before, on, or after the Effective Date. (c) Licensee, on behalf of itself and each of its Affiliates, hereby covenants not to sue Licensor or any of its Affiliates anywhere in the world during the period beginning on the Effective Date and ending on April 30, 2028 for infringement of any patent (now or hereafter owned or Controlled by Licensee or any of its Affiliates), unfair practices in import trade under 19 U.S.C. § 1337 and related authority, or any other patent infringement in each case for all of the Existing DISH Products and Services, whether any such Existing DISH Products and Services existed before, on, or after the Effective Date. (d) Each of the Licensors, on behalf of themselves and each of the other Licensor Group Parties, hereby irrevocably waives the right to recover damages and all other remedies covered by each of the covenants not to sue in Sections 4.05(a) and 4.05(b) during each of the periods in which such covenants are in effect. The Licensee, on behalf of itself and its Affiliates, hereby irrevocably waives the right to recover damages and all other remedies covered by the covenant not to sue in Section 4.05(c) during the period in which such covenant is in effect. Section 4.06 Domestic Industry. Licensors covenant, on behalf of themselves and their Affiliates and respective successors and assigns, that they will not rely on the domestic activities of Licensee or its Affiliates to argue, assert, allege, or maintain any Claim in a Section 337 investigation that a domestic industry exists or is in the process of being established. Licensors hereby irrevocably waive any such argument or assertion. The Parties agree that it shall be a material breach of this Agreement by Licensors, their successors, or assigns to serve or cause to be served a third-party subpoena on Licensee or its Affiliates seeking information about Licensee’s or its Affiliates’ products, services and/or activities in connection with any Claim in a Section 337 investigation that a domestic industry exists or is in the process of being established. Article 5. MARKING Section 5.01 The Licensors shall conduct research on the Licensee’s products and determine which products fall within the scope of the ABR Patents. The Licensor shall provide the Licensee within 30 days of the Effective Date with all necessary information and guidance as to patent marking, including the applicable patent numbers. Upon receiving the patent marking information proposed by the Licensors, the Licensee shall use reasonable efforts to mark the Peloton Licensed Products and Services by posting the

Page 10 of 40 applicable patent numbers for the issued ABR Patents on its virtual marking website within 30 days of receipt of the information provided by Licensors. Licensors shall promptly notify the Licensee in writing of any changes to the patent marking information, including the issuance of new patents, the expiration or invalidation of existing patents, or any other changes that may affect patent marking. Each Licensor agrees that (a) nothing in this Agreement shall require Licensee to undertake any research or analysis of whether marking is warranted for any one of the Peloton Licensed Products and Services; (b) nothing in this Agreement shall require Licensee to use more than commercially reasonable efforts in responding to Licensor’s requests under this Section; (c) Licensee’s marking of Peloton Licensed Products and Services shall not be considered evidence of or an admission that any of those Peloton Licensed Products and Services are actually covered by any claim of the ABR Patents or that any of the ABR Patents are valid, infringed or enforceable; and (d) the failure to mark any of the Peloton Licensed Products and Services shall not be considered a breach of this Agreement. Article 6. TERM, TERMINATION AND SURVIVAL Section 6.01 Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the date that is the later of six (6) years after the expiration of (i) the last-to-expire ABR Patent, or (ii) any Claim arising out of or related to the ABR Patents, whichever is later (“Term”). Section 6.02 Termination for Breach. In the event of a material breach by a Licensor in the performance of its duties, covenants, obligations or undertakings under this Agreement, the Licensee will have the right to give written notice of the specific breach involved. If not cured such alleged breach within thirty (30) days following its receipt of notice, Licensee will have the right, in addition to any other rights and remedies it may have at law, in equity, under contract (including this Agreement) or otherwise, to terminate this Agreement on written notice. Section 6.03 Termination for Non-Payment by Licensee. If Licensee fails to timely make the Settlement Payment and Licensee has not cured such alleged breach within five (5) business days following its receipt of notice from the Licensors, the Licensors will have the right, in addition to any other rights and remedies they may have at law, in equity, under contract (including this Agreement) or otherwise, to terminate this Agreement on written notice. Section 6.04 Survival. Unless specifically addressed otherwise herein, Article 1, Section 4.04, 4.05, 6.04, Article 7, Article 8 and Article 9 will survive termination or expiration of this Agreement and shall remain in full force and effect with respect to all the Parties to this Agreement. Article 7. TAXES AND RIGHTS IN BANKRUPTCY Section 7.01 Taxes. Each Party shall be responsible for payment of its own taxes. To the extent that any withholding tax is required by law, Licensee shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as required by applicable Legal Requirements. Any amounts that have been deducted or withheld shall be paid over by the Licensee to the applicable governmental authority and Licensee shall provide Licensors with proof of remittance. To the extent such amounts are so deducted or

Page 11 of 40 withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Licensors to whom such amounts would otherwise have been paid. Licensors shall provide to Licensee a properly completed and executed IRS Form W-9, W- 8BEN, W-8BEN-E, certificate of tax residence, and other tax forms reasonably requested by Licensee. Section 7.02 Rights in Bankruptcy. All licenses and covenants not to sue granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Article 8. CONFIDENTIALITY Section 8.01 The Parties acknowledge and agree that the confidential terms and conditions of this Agreement (as contained within the redacted portions of the public version of this document submitted to the ITC) shall be kept strictly confidential and shall not be disclosed, in whole or in part, to any Person, except as follows: (a) for the purpose of disclosure to the ITC and its employees as required by the ITC in order to effectuate rescission of the remedial orders and the termination of the Investigation; (b) confidentially to their attorneys, accountants, indemnitors, insurers, officers, employees, and directors; (c) to the extent required to enforce this Agreement, subject to the Parties’ making reasonable efforts for an appropriate protective order entered in the case to prevent public disclosure thereof; (d) to fulfill their corporate financial reporting obligations under GAAP, and in connection with tax planning, preparation and audits; (e) for the purpose of disclosure in connection with reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations (including applicable stock exchange rules and regulations); (f) to any court or other governmental body having jurisdiction and specifically requiring such disclosure so long as, prior to any release, the releasing Party provides the other Party with notice as reasonably permitted under the circumstances, so that the other Party may seek a protective order or other appropriate remedy; (g) to existing and potential future investors and/or shareholders of the Party and to potential acquirers of the ABR Patents or either Party as reasonably required for due diligence, provided that said investors, shareholders and potential acquirers agree to keep this Agreement and its terms and conditions confidential pursuant to a non-disclosure agreement and agree to use such information only for purposes of a potential acquisition transaction; (h) with the prior written consent of the other Party, which shall not be

Page 12 of 40 unreasonably withheld by the other Party; (i) in response to civil discovery and investigative requests, so long as, prior to any such release, the releasing Party provides the other Party with notice as reasonably permitted under the circumstances, so that the other Party may seek a protective order or other appropriate remedy; and/or (j) pursuant to the binding order of a government agency or a court so long as, prior to any such release, the releasing Party provides the other Party with notice as reasonably permitted under the circumstances, so that the other Party may seek a protective order or other appropriate remedy. Section 8.02 In the case of all such exceptions in Section 8.01 of this Agreement, each Party shall use reasonable efforts to keep the confidential terms and conditions of this Agreement confidential, including requesting that any receiving Party maintain the confidentiality of this Agreement. In addition, in the case of the exceptions set forth in subparts (a), (c), (g) and (h) of Section 8.01 of this Agreement, the disclosing Party will disclose only that portion of this Agreement as is required to be furnished. Article 9. WARRANTIES AND REPRESENTATIONS Section 9.01 LIMITATION OF LIABILITY. NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING LOST REVENUES OR PROFITS, OR LOSS OF BUSINESS) IN ANY WAY RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER EITHER PARTY WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF. THE FOREGOING LIMITATIONS OF LIABILITY SHALL NOT APPLY FOR ANY REASON WHATSOEVER IN CONNECTION WITH ANY WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE OTHER PARTY(IES). Section 9.02 Licensee Representations. Licensee represents and warrants to Licensors that: (a) Licensee is duly organized, validly existing, and in good standing in the jurisdiction stated in the preamble to this Agreement; (b) the execution and performance by Licensee of its obligations hereunder will not constitute a breach of, or conflict with, any other material agreement or arrangement, whether written or oral, by which it is bound; (c) this Agreement is a legal, valid, and binding obligation of Licensee, enforceable against Licensee in accordance with its terms; (d) Licensee has full power and authority and has taken all corporate action necessary to enter into and perform this Agreement and Licensee has all necessary rights to grant the rights granted by it in this Agreement, and (e) each person signing this Agreement on Licensee’s behalf is duly authorized by Licensee to do so and to bind Licensee to this Agreement, without any further act or authorization. Section 9.03 Licensor Representations. Licensors each represent and warrant to Licensee that: (a) each Licensor is duly organized, validly existing, and in good standing in the jurisdiction stated in the preamble to this Agreement; (b) the execution and performance by each Licensor of its obligations hereunder will not constitute a breach of, or conflict with, any other material agreement or arrangement, whether written or oral, by which it is bound; (c) this Agreement is a legal, valid, and binding obligation of Licensors, enforceable against each of them in accordance with its terms; (d) each Licensor has full

Page 13 of 40 power and authority and has taken all corporate action necessary to enter into and perform this Agreement and each Licensor has all necessary rights to grant the licenses, covenants not to sue and other rights granted by it in this Agreement, (e) each person signing this Agreement on DDBS’s, DISH’s or Sling’s behalf is duly authorized to do so and to bind DDBS, DISH, or Sling to this Agreement, without any further act or authorization; (f) DISH owns by valid assignment the entire right, title, and interest in and to the ABR Patents and all patents and patent applications which comprise the ABR Patents as of the Effective Date are listed in Schedule A; (g) Sling is the exclusive licensee with the sole right to sublicense the ABR Patents; (h) no Non-Party had or has any right to bring or Assert Claims for infringement or misappropriation of any ABR Patent or recover for infringement or misappropriation of any ABR Patent; (i) none of the Licensors has Transferred any Claim released in this Agreement and no Non-Party had or has any interest in any such Claim; and (j) the ABR Patents constitute all patents relating to or claiming Adaptive Bitrate Streaming that are owned or Controlled by Licensors or any of their Affiliates. Section 9.04 NO OTHER WARRANTIES. Except as expressly provided in this Article 9 and in Section 10.04, no Party makes any other representation or warranty, express or implied, nor shall any Party have any liability in respect of any infringement of patents or other rights of third parties due to any other Party’s operation under the license and rights granted herein. Article 10. MISCELLANEOUS PROVISIONS Section 10.01 Assignment/Future Affiliates. (a) No Assignment. Except as set forth in this Section 10.01, neither Party may assign or Transfer this Agreement or any rights hereunder without the express, written consent of the other Party, which consent shall not to be unreasonably withheld, conditioned or denied. (b) Permitted Assignment. Notwithstanding the preceding in clause (a), either Party may assign this Agreement to: (i) an acquirer of all, or substantially all, of the equity or assets of the business to which this Agreement relates in any merger, consolidation, equity exchange, or reorganization of its business to which this Agreement relates, subject to the terms in Section 10.01(c) below; or (ii) any entity that becomes an Affiliate of the Party following the Effective Date. The assigning Party expressly agrees to remain jointly and severally liable with the assignee for all payments accruing and licenses, covenants and other obligations arising under this Agreement. (c) Acquisition of Licensee by a Third Party. In the event Licensee is acquired by an unrelated third party (“Acquiring Party”) and becomes an Affiliate of such Acquiring Party, the licenses and covenants granted to Licensee and the other Licensee Group Parties in this Agreement shall continue, but no pre-existing products or services of the Acquiring Party shall be deemed to be subject to, or receive the benefit of, the licenses and covenants granted in this Agreement. (d) Acquisition of an Affiliate by Licensee (No ABR Litigation). If Licensee directly or indirectly acquires a Person that becomes an Affiliate of Licensee after the Effective Date (“Newly Acquired Affiliate”) and such Newly Acquired

Page 14 of 40 Affiliate (i) is not involved in litigation with any Licensor regarding infringement of an ABR Patent (“ABR Patent Litigation”) immediately prior to the date of the acquisition, merger, consolidation, equity exchange, or purchase (“Acquisition Transaction”), and (ii) has operations primarily in the Fitness Field of Use, then such Newly Acquired Affiliate shall automatically receive the benefit of the rights, releases, waivers, licenses and covenants granted by the Licensors and the other Licensor Group Parties under this Agreement for any products, services and methods of the Newly Acquired Affiliate, effective as of the effective date of such Acquisition Transaction and covering all activities prior thereto and thereafter. (e) Acquisition of an Affiliate by Licensee (ABR Litigation). If Licensee directly or indirectly acquires a Newly Acquired Affiliate and such Newly Acquired Affiliate: (i) is involved in ABR Patent Litigation with a Licensor immediately prior to the effective date of the Acquisition Transaction, and (ii) has operations primarily in the Fitness Field of Use, then such Newly Acquired Affiliate shall not receive the benefit of the rights, releases, waivers, licenses and covenants granted by the Licensors and the other Licensor Group Parties under this Agreement for any products, services and methods of the Newly Acquired Affiliate that were made, used, sold, offered for sale or imported before the effective date of the Acquisition Transaction but Licensors, for themselves and for the other Licensor Group Parties, agree (A) to limit the period of any past damages in any ABR Patent Litigation against the Newly Acquired Affiliate regarding the alleged infringement of the ABR Patents to the three years prior to the date of the filing of that ABR Patent Litigation; and (B) that the ABR Patent License and the covenants that are granted by the Licensors and the other Licensor Group Parties under this Agreement to Licensee’s other Affiliates shall extend to and cover all products, services and methods of the Newly Acquired Affiliate that are made, used, sold, offered for sale or imported after the effective date of the Acquisition Transaction. If Licensee directly or indirectly acquires a Newly Acquired Affiliate and such Newly Acquired Affiliate does not have operations primarily in the Fitness Field of Use, then such Newly Acquired Affiliate shall not receive the benefit of the rights, releases, waivers, licenses and covenants granted by the Licensors and the other Licensor Group Parties under this Agreement for any products, services and methods of the Newly Acquired Affiliate. (f) Specified Entities Not Licensed. [****]. (g) Divested Businesses. In the event Licensee divests one or more of its product or service lines, business units, operating divisions or Affiliates (each, a “Divested Business”), the rights, releases, waivers, licenses, covenants and other benefits under this Agreement shall be (i) extended to the Divested Business, without payment of any transfer or other fees or royalties, to enable that Divested Business to continue to benefit from this Agreement to the same extent as prior to

Page 15 of 40 the divestiture and subject to the terms and conditions set forth herein; and (ii) retained by Licensee and its other remaining Affiliates. Section 10.02 Non-Circumvention. Each Licensor, for itself and its Affiliates, agrees (a) that the patents and patent applications owned and/or Controlled by such Licensor and its Affiliates at any time during the term of this Agreement are intended to be encumbered by the rights, releases, waivers, licenses and covenants contained in this Agreement within the scope of such rights, releases, waivers, licenses and covenants, and each Licensor covenants and agrees, for itself and its Affiliates, that such rights, releases, waivers, licenses and covenants shall run with such patents and patent applications and apply to any assignee or Transferee of such patents or patent applications; (b) to impose the licenses and covenants not to sue in this Agreement on any third party to which the Licensor or its Affiliate assigns or otherwise Transfers a patent or patent application that is subject to this Agreement, and that any such assignment or Transfer shall provide that the Licensee may enforce the licenses and covenants not to sue as a third-party beneficiary; (c) it will not, by amendment of its corporate charter, bylaws or through any reorganization, Transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the rights, releases, waivers, licenses and covenants contained in this Agreement; and (d) all obligations of DDBS, Sling and DISH under this Agreement shall be joint and several. Section 10.03 Attorneys’ Fees. In any dispute or litigation between the Parties arising out of or related to this Agreement, the prevailing Party therein shall be entitled to recover from the non-prevailing Party or Parties its reasonably incurred attorneys’ fees, expenses and costs of suit (if any). Section 10.04 Authority and Acknowledgment. Each individual signing this Agreement on behalf of a corporation, partnership, proprietorship, association, limited liability company or other organization hereby represents and warrants that he or she has read this entire Agreement, understands all of its terms and conditions, and has authority to enter into this Agreement on behalf of such corporation, partnership, proprietorship, association, limited liability company or organization. Section 10.05 Choice of Law; Dispute Resolution. This Agreement shall be interpreted, construed, enforced in accordance with, and governed by, the laws of the State of Delaware. In the event that there is a lawsuit between any of the Parties arising from, related to, or in connection with, this Agreement, including to its interpretation or performance, then the Parties agree that such lawsuit shall be venued in the United States District Court for the District of Delaware, provided that court has subject matter jurisdiction, or if that court does not have subject matter jurisdiction, then in the state courts of Delaware located in Wilmington and all Parties consent to personal jurisdiction in such courts. Section 10.06 Construction. The section headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement. Unless the context of a provision herein otherwise requires, words importing the singular shall include the plural and vice-versa. As used in this Agreement, the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The conjunction “or” shall be

Page 16 of 40 understood in its inclusive sense (and/or). Section 10.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute but one (1) and the same instrument. Digital and electronic signatures shall be treated as valid, original signatures. Section 10.08 Disclaimer of Agency. Nothing contained in this Agreement is intended or will be construed so as to establish the Parties to this Agreement as partners or as agents of each other. No Party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party in any contract, agreement or undertaking with any third party. Section 10.09 Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto, sets forth the entire, final and complete understanding between the Parties relevant to the subject matter of this Agreement, and supersedes all prior negotiations, and proposed agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the Effective Date. This Agreement may not be amended or modified except in a writing executed by each of the Parties. Except as expressly set forth in this Agreement, neither Party will be bound by any communications between them on the subject matter of this Agreement unless the communication: (i) is in writing; (ii) bears a date that is contemporaneous with or subsequent to the Effective Date; and (iii) is executed by each of the Parties. Section 10.10 Further Assurances. Following the Effective Date, each of the Parties hereto shall, and shall cause their respective Affiliates and employees to, execute, deliver and file such additional documents, pleadings, instruments, conveyances, and assurances and take such further actions as may be reasonably required to (a) dismiss the Lawsuits, (b) end the CBP enforcement actions; (c) end notifications to any distributors and retailers and update all distributors and retailers who have previously received communications from Licensors to advise them of the settlement of the Lawsuits; and (d) carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 10.11 Jointly Drafted. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self-interest. In addition, each Party has been represented by legal counsel. This Agreement shall be deemed to have been jointly-drafted by the Parties and no ambiguity or claimed ambiguity shall be resolved against any Party on the basis that such Party drafted the language claimed to be ambiguous. Section 10.12 Notices. All notices or requests that are required or permitted to be given pursuant to this Agreement must be given in writing and must be sent by email transmission with proof that is has been received by the recipient, or by first-class certified mail, postage prepaid, or by nationally recognized courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address(es) set forth below, or such other address(es) as such Party may have substituted by written notice (given in accordance with this Section 10.12) to the other Party. The sending of such notice with confirmation of receipt of the complete transmission (in the case of email transmission) or receipt of such notice (in the case of delivery by first-class certified mail or by courier service) will constitute the giving thereof.

Page 17 of 40 If to be given to Licensee: If to be given to Licensors: Peloton Interactive, Inc. Sling TV L.L.C. Attn: Chief Legal Officer If by nationally recognized courier service: Attn: General Counsel If by nationally recognized courier service: 441 Ninth Avenue, 6th Floor New York, NY 10001 If by first-class certified mail: 441 Ninth Avenue, 6th Floor New York, NY 10001 9601 South Meridian Blvd. Englewood, Colorado 80112 If by first-class certified mail: P.O. Box 6655 Englewood, Colorado 80155 If by email: notices@onepeloton.com With a copy (which shall not constitute notice) to: If by email: ipdept@dish.com With a copy (which shall not constitute notice) to: Covington & Burling LLP Attn: Richard L. Rainey One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 rrainey@cov.com Baker Botts LLP Attn: G. Hopkins Guy III 1001 Page Mill Road Building One, Suite 200 Palo Alto, CA 94304 Hop.guy@bakerbotts.com Section 10.13 Schedules and Exhibits. The following exhibits are part of this Agreement and are hereby incorporated by reference: Schedule A ABR Patents and Patent Applications Exhibit A Complainants’ Motion to Stay Proceedings and Suspend Remedial Orders as to Respondent Peloton Interactive, Inc. Based on a Settlement Agreement, and For Expedited Consideration of Same Exhibit B Complainants’ Petition to Rescind the Limited Exclusion Order and Cease and Desist Order against Respondent Peloton Interactive, Inc. Based on a Settlement Agreement

Page 18 of 40 Exhibit C Complainants’ Motion to Terminate the Investigation as to Respondent Peloton Interactive, Inc. Based on a Settlement Agreement. Exhibit D-1 Joint Motion to Stay All Deadlines and Notice of Settlement and Proposed Order Exhibit D-2 Plaintiffs’ Notice of Voluntary Dismissal with Prejudice Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(i) and Proposed Order Section 10.14 Waiver. No failure or delay on the part of any Party in the exercise or enforcement of any right or privilege hereunder shall operate as a waiver of such right or privilege, or of any other right or privilege hereunder. No single or partial exercise or enforcement of any right or privilege hereunder shall preclude other or further exercise or enforcement thereof or of any other right or privilege. [End of text; signature page follows]

Page 19 of 40 IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties hereto as of the Effective Date. DISH DBS CORPORATION By: _______________________________________ Name: _____________________________________ Title: ______________________________________ Date: ______________________________________ SLING TV L.L.C. By: ________________________________________ Name: ______________________________________ Title: _______________________________________ Date: _______________________________________ DISH TECHNOLOGIES L.L.C. By: ________________________________________ Name: ______________________________________ Title: _______________________________________ Date: _______________________________________ PELOTON INTERACTIVE, INC. By: ________________________________________ Name: ______________________________________ Title: _______________________________________ Date: _______________________________________ /s/ Tim Messner Tim Messner EVP & General Counsel 05/01/2023 /s/ Tim Messner Tim Messner EVP & General Counsel 05/01/2023 /s/ Tim Messner EVP & General Counsel Tim Messner 05/01/2023 /s/ Tammy Albarrán Tammy Albarrán Chief Legal Oficer 05/01/2023

Schedule A ABR PATENTS AND PATENT APPLICATIONS [****]

Exhibit A Complainants’ Motion to Stay Proceedings and Suspend Remedial Orders as to Respondent Peloton Interactive, Inc. Based on a Settlement Agreement, and For Expedited Consideration of Same [****]

Exhibit B Complainants’ Petition to Rescind the Limited Exclusion Order and Cease and Desist Order against Respondent Peloton Interactive, Inc. Based on a Settlement Agreement [****]

Exhibit C Complainants’ Motion to Terminate the Investigation as to Respondent Peloton Interactive, Inc. Based on a Settlement Agreement. [****]

Exhibit D-1 Joint Motion to Stay All Deadlines and Notice of Settlement and Proposed Order [****]

Exhibit D-2 Plaintiffs’ Notice of Voluntary Dismissal with Prejudice Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(i) and Proposed Order [****]